UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 7, 2004

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On September 4, 2001, Huntington Bancshares Incorporated (“Huntington”) granted options for shares of Huntington common stock under the Huntington Bancshares Incorporated Employee Stock Incentive Plan (the “Incentive Plan”) to, with certain specified exceptions, full- and part-time employees actively employed at Huntington as of September 4, 2001. The options have an exercise price of $17.99 per share, which was the closing price of Huntington common stock on September 4, 2001. As of September 30, 2004, options for approximately 2.0 million shares remained outstanding. The shares underlying these options were registered with the Securities and Exchange Commission on December 13, 2001 (Registration No. 333-75032).

     Under the terms of the Incentive Plan, these options were to vest on the earlier of September 4, 2006, or at such time as the closing price for Huntington’s common stock for five consecutive trading days reached or exceeded $25.00. Huntington’s common stock closing price has exceeded $25.00 for each of the five consecutive trading days beginning October 1, 2004, thus, the outstanding options under the Incentive Plan became fully vested and exercisable after the close of trading on October 7, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: October 8, 2004	By: /s/ Richard A. Cheap

Richard A. Cheap, Secretary

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